United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BTU International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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BTU INTERNATIONAL, INC.

23 Esquire Road

North Billerica, Massachusetts 01862-2596, USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2011

Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 20, 2011, for the following purposes:

1.	To elect six directors to serve for the ensuing year.

2.	To consider and act upon a proposal to amend the Company’s 2003 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

4.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 28, 2011, are entitled to notice of and to vote at the meeting.

If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

JOHN E. BEARD

Secretary

North Billerica, Massachusetts

April 11, 2011

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2011

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of BTU International, Inc. (“BTU” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 20, 2011, or at any adjournment thereof. This proxy is available for viewing on the Company’s website, www.btu.com.

The holders of record of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on March 28, 2011, are entitled to notice of and to vote at the Meeting. There were 9,400,166 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified. If you properly execute the proxy card or voting instruction form but make no specifications, your shares will be voted for the election as directors of the nominees named herein, for the approval of an amendment to the 2003 Equity Incentive Plan and for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2011. To be voted, proxies must be filed with the Secretary prior to the Meeting. A proxy may be revoked at any time before it is voted by filing a written notice of such revocation with the Secretary at the address of the Company set forth below. If you hold your shares in street name, you should follow the instructions on the voting instruction form provided by your broker or other nominee. Proxies further authorize the Company to vote on any adjournments or postponements of the Meeting, and on other matters which may properly come before the Meeting. All shares represented by signed proxies received by the Company at or prior to the Meeting from stockholders of record as of the close of business on March 28, 2011 will be voted at the Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock, which are entitled to vote at the Meeting, will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the Meeting for the election of directors. The proposals to approve the amendment to the Company’s 2003 Equity Incentive Plan and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011 will require the affirmative vote of the majority of the votes cast. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote, that reflect abstentions or that are broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions, proxies that withhold authority and broker non-votes are not “votes cast,” they will not have any effect on the outcome of voting on any of the three proposals.

This proxy statement and the enclosed proxy form are first being sent to stockholders on or about April 11, 2011. BTU is a “smaller reporting company” under the rules of the Securities and Exchange Commission and the proxy statement complies with the scaled-down disclosure rules that apply to such companies. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 20, 2011. This proxy statement is available on our website at www.btu.com. Additionally, the Annual Report on Form 10-K for the year ended December 31, 2010 and a form of proxy, which have both been mailed with this proxy statement, are also available on our website. Stockholders may obtain a free copy of any of these documents by sending a request in writing to Peter Tallian, the Company’s

Chief Financial Officer, at the Company’s address set forth above or by calling 1-800-800-8998 or e-mailing ir@btu.com. Information on how to obtain directions to be able to attend the Meeting and vote in person are available on the Company’s website.

Voting of Proxies. If your shares are registered directly in your name and you submit your proxy to the Company, you authorize the Company to vote your shares at the Meeting in accordance with your instructions. If you submit a proxy to the Company without instructions, your shares will be voted in accordance to the recommendations of the Board set forth in this proxy statement.

How you can vote.

If your shares are registered directly in your name, you may vote:

•

Via the Internet. Go to the website www.investorvote.com/btui and follow the instructions. You must specify how you want your shares voted or your Internet vote cannot be completed. Votes have to be received no later than 12:00 am the morning of the Meeting.

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By Telephone. If you have a touch-tone phone, call 1-800-652-VOTE (8683) toll free from the U.S. and Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Votes have to be received no later than 12:00 am the morning of the Meeting.

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By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope for receipt prior to the Meeting. If you execute the proxy but do not specify how you want your shares voted, the shares will be voted as recommended by our Board.

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In Person at the Annual Meeting. If you choose to vote in person at the Meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of common stock as of March 28, 2011.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:

•

Your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, giving you the right to vote your shares at the Meeting.

Revocation of Proxies.

You may revoke your proxy and/or change your vote at any time before the Meeting.

If your shares are registered directly in your name, you must do one of the following:

•	Via the Internet or by Telephone. Vote via the Internet or by telephone by following the directions above. Only the last Internet or telephone vote will be counted.

•	By Mail. Sign a new proxy and submit it as instructed above, or send a notice revoking your proxy to the Corporate Secretary so that it is received on or before May 18, 2011.

•	In Person at the Annual Meeting. Attend the Meeting and vote in person. Presence at the Meeting will not revoke your proxy unless you specifically request that your proxy be revoked .

If your shares are held through a broker or other nominee and you would like to change your voting instructions, please follow the instructions provided by your broker.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company has nominated the individuals listed below, all of whom currently serve as directors, for election as directors.

Directors are elected by a plurality of the votes cast at the Meeting for the election of directors. The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked, to elect as directors the six nominees named below, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

Information Regarding the Nominees

Name	Business Experiences and Current Directorships	Age	Director Since
Paul J. van der Wansem	President, Chief Executive Officer (1979-2002) of the Company; returned to position in October 2004. Chairman of the Board of Directors of the Company (1979-present). Director, Center for Quality of Management, a non-profit organization, until August 2006.	71	1979

Prior to joining BTU, Mr. van der Wansem served as Vice President of Holec, N.V., a Dutch electronics company, President of Holec, USA, and as a Management Consultant for the Boston Consulting Group.

We believe Mr. van der Wansem’s qualifications to serve on our Board of Directors and as its Chairman include his many years of operational and strategic management experience in a global business environment, including his 29 years as our chief executive officer. His experience and perspective are a valuable asset to lead our worldwide business with a predominantly multinational customer base and manufacturing facilities in both the United States and China.

Joseph F. Wrinn	Director; Vice President, Engineering HDD Test, Teradyne, Inc. (2010-present); Vice President, Business Development of Teradyne, Inc. (2004-2010); Vice President, Platform Engineering of Teradyne, Inc. (2000-2004).	57	1999

Mr. Wrinn has been a Director of the Company since 1999; he has held general management and engineering management positions during his 30+ year career with Teradyne, a global technology company.

We believe Mr. Wrinn’s qualifications to serve on our Board of Directors include his many years of management and engineering management experience at Teradyne.

Name	Business Experiences and Current Directorships	Age	Director Since
John E. Beard	Director; Of Counsel, Ropes & Gray LLP, a law firm; Partner 1967-2000.	78	2002

Mr. Beard has been the Company’s Corporate Secretary since 1981 and joined the Board as a Director in June 2002. At Ropes & Gray, he represented companies such as EMC and Millipore in high-technology products and services as well as helped companies to establish and operate joint ventures and other strategic partnerships. Mr. Beard was a trustee of Century Shares Trust and of Century Small Cap Select Fund, until his retirement in 2007.

We believe Mr. Beard’s qualifications to serve on our Board of Directors include his experience as counsel, as secretary or as a director of a number of publicly traded companies.

G. Mead Wyman	Director; Director, Grupo Guayacan, Inc., a Puerto Rico based non-profit private equity management company (1995 to present); Director, Strategic Lumber Resources Inc., a private company. Retired Senior Vice President, Treasurer and Chief Financial Officer, Mercury Computer Systems Inc. (1996-2002).	70	2004

Mr. Wyman has been a Director of the Company since 2004. Prior to Mercury Computer, he was the chief financial officer and treasurer at Lotus Development Corporation, a senior financial executive at Prime Computer and a general partner in Hambrecht and Quist Venture Partners.

We believe Mr. Wyman’s qualifications to serve on our Board of Directors include his experience during his career as chief financial officer of three public companies.

J. Samuel Parkhill	Director; President and Chief Executive Officer, The Hall Corporation, a privately held company (1995-present).	74	2004

Mr. Parkhill has been a Director of the Company since 2004. He has been with The Hall Corporation (formerly The Stackpole Corporation), a privately held company formerly involved in manufacturing operations, since 1983 and has served as their CEO since 1995. Prior to that, he held various executive and legal positions with Ionics, Inc., Waters Corporation and Eastern Gas and Fuel Associates.

We believe Mr. Parkhill’s qualifications to serve on our Board of Directors include his many years of experience in operational management and finance in diversified manufacturing corporations.

Name	Business Experiences and Current Directorships	Age	Director Since

Bertrand Loy	Director; Chief Operating Officer of Entegris, Inc., a provider of critical products and materials used in advanced high technology manufacturing (2008-present). Prior to that, he was Chief Administrative Officer at Entegris, Inc. (2005-2008) and Chief Financial Officer at Mykrolis Corp. (2001-2005).	45	2010

	Mr. Loy’s qualifications to serve on our Board of Directors include his extensive experience in financial, audit and controller positions, as well as his experience in operational management and his extensive international experience in Europe, Asia-Pacific and Central America.

In June 2010, the Board of Directors appointed Bertrand Loy as a director, to fill the vacancy on the Board of Directors. Mr. Loy was recommended by the Governance and Nominating Committee after engaging a third-party search firm.

Mr. van der Wansem serves as both the Chairman of the Board and our Chief Executive Officer. Mr. van der Wansem is a significant stakeholder in the Company, beneficially owning approximately 19.8% of our outstanding common stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities. We have not designated a single lead director, but the chair of our Governance and Nominating Committee presides at meetings of the independent directors and follows up on the issues that the independent directors want the Board as a whole to pursue.

During 2010, the Board held five meetings. Each of the directors attended at least 85% of all Board and relevant committee meetings during the year. Our Board members are encouraged to attend the Company’s annual meeting. In some cases, this has been impractical due to other obligations. Last year, all members of the Board attended the annual meeting.

All members of the Company’s Board, except for Mr. van der Wansem, are independent as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

At each meeting of the Board of Directors, the entire Board receives reports from our executive officers about the Company’s business. In these reports, specific risks in our operations and in the execution of our business plan, along with mitigation strategies, are identified and discussed. In addition, our Audit Committee reviews with management and our independent registered accounting firm areas of financial and compliance risk.

The current members of the Board’s committees are identified below:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Paul J. van der Wansem
Joseph F. Wrinn	X	X
John E. Beard			Chair
G. Mead Wyman	Chair	X
J. Samuel Parkhill	X	Chair	X
Bertrand Loy	X		X

The Audit Committee selects and oversees the independent registered public accountants to be engaged by the Company; reviews with the independent registered public accountants and management the Company’s internal accounting procedures and controls; reviews with the independent registered public accountants the scope and results of their audit of the consolidated financial statements of the Company; reviews the adequacy of its charter; and performs other activities as the Board or the Audit Committee deems appropriate. All Audit Committee members, in addition to being independent under the NASDAQ listing standards, also meet the more stringent requirements for independence under the Sarbanes Oxley Act of 2002. The Board determined that Mr. Wyman is an “audit committee financial expert.” The Audit Committee held eight meetings during 2010. The current Audit Committee charter is available on the Company’s website at www.btu.com .

The Compensation Committee administers the Company’s stock option and compensation plans; reviews and evaluates the total compensation for the Company’s executive officers; assists the Board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; evaluates the Chief Executive Officer; reviews the adequacy of its charter; and reviews other matters as the Board or the Compensation Committee deems appropriate. The Committee held three meetings during 2010. The current Compensation Committee charter is available on the Company’s website at www.btu.com .

The Governance and Nominating Committee manages the selection of director nominees; reviews corporate governance principles; and oversees the evaluation of the Board and its dealings with management and appropriate committees of the Board. Any nominees for director will be evaluated and recommended by a majority of the independent directors currently serving on the Board. Although there are no dispositive qualifications for service as a director of the Company, the Company seeks candidates who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. The Governance and Nominating Committee has no specific policy on the consideration of diversity, however defined, in the consideration of director nominees. However, the Committee would be favorably disposed to candidates of diverse background who otherwise meet the qualities of integrity, business experience, commitment and independence that it seeks. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862. The Committee held five meetings during 2010. The current Governance and Nominating Committee charter is available on the Company’s website at www.btu.com.

Communications from Stockholders

Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862. These communications will be forwarded to the Chairman of the Governance and Nominating Committee, who will determine what action to take with respect to the communication, including where appropriate, providing copies of the communication to the other directors.

The Board recommends that the stockholders vote FOR the election of the six nominated directors to serve for the ensuing year.

Executive Compensation

The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who as of December 31, 2010 were the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”), for services to the Company for the years ended December 31, 2010, and December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)	Total ($)
Paul J. van der Wansem	2010		$425,000	$235,445	$228,735	$29,308	$918,488
President, Chairman and Chief Executive Officer	2009	(1)	$403,750	$237,590	$66,733	$18,833	$726,906

Peter J. Tallian (5)	2010		$222,539	$36,625	$75,656	$15,769	$350,589
Chief Financial Officer and Principal Accounting Officer

John J. McCaffrey	2010		$220,000	$54,565	$84,843	$9,712	$369,120
Vice-President, Operations and Engineering and Corporate Officer	2009	(2)	$205,635	$99,050	$25,908	$8,487	$339,080

(1)	As a result of adverse market conditions affecting the financial performance of the Company, the Board of Directors, in consultation with senior management, instituted a 20% reduction in base salary for Mr. van der Wansem during the second quarter of 2009. Mr. van der Wansem’s original salary was reinstated beginning with the third quarter of 2009.
(2)	As a result of adverse market conditions affecting the financial performance of the Company, the Board of Directors, in consultation with senior management, instituted a 10% reduction in base salary for Mr. McCaffrey during the second quarter of 2009. His original salary was reinstated beginning with the third quarter of 2009.
(3)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010, for a discussion of the assumptions used under FASB ASC Topic 718 (formerly SFAS 123R) to value equity based compensation.
(4)	All 2010 and 2009 Non-Equity Incentive Plan Compensation was paid in the first quarter of fiscal 2011 and 2010 respectively, per the terms of the agreements.
(5)	Mr. Tallian was not a Named Executive Officer in 2009.

Outstanding Equity Awards at 2010 Year-End

The table below sets forth information about outstanding equity awards held by the Named Executive Officers as of December 31, 2010.

		Option Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul J. van der Wansem	02/18/2005	37,500	0	$3.00	02/18/2012
	06/14/2006	60,000	0	$13.16	06/14/2013
	05/18/2007	45,000	15,000	$11.93	05/18/2014
	05/16/2008	33,000	33,000	$10.05	05/16/2015
	10/31/2008	16,500	16,500	$5.01	10/31/2015
	05/15/2009	8,250	24,750	$4.06	05/15/2016
	10/26/2009	12,500	37,500	$5.79	10/26/2016
	05/21/2010	0	35,000	$5.38	05/21/2017
	11/01/2010	0	35,000	$6.99	11/01/2017

Peter J. Tallian	04/06/2009	0	15,000	$3.24	04/06/2016
	10/26/2009	2,500	7,500	$5.79	10/26/2016
	05/21/2010	0	6,000	$5.38	05/21/2017
	11/01/2010	0	5,000	$6.99	11/01/2017

John J. McCaffrey	10/31/2008	7,500	7,500	$5.01	10/31/2015
	05/15/2009	3,750	11,250	$4.06	05/15/2016
	05/18/2009	4,667	9,333	$4.06	05/18/2016
	10/26/2009	5,000	15,000	$5.79	10/26/2016
	05/21/2010	0	12,000	$5.38	05/21/2017
	11/01/2010	0	5,000	$6.99	11/01/2017

(1)	The awards listed above vest with respect to one-fourth of the shares on each of the first, second, third, and fourth anniversaries of the date of grant, except for the options expiring on 5/18/2016 granted under the 2009 Stock Option Exchange Program which vest in thirds on each of the first, second and third anniversaries of the date of grant.

All of the option awards listed above were granted under the 2003 Equity Incentive Plan (the “2003 Plan”). The 2003 Plan allows for the award of stock and stock options to employees, directors and consultants. Under the terms of the 2003 Plan, other stock awards can also be granted at the discretion of the Compensation Committee.

Employment Contracts

In June 2005, Mr. van der Wansem executed an employment agreement with the Company. The agreement provides as follows:

If Mr. van der Wansem’s employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than good reason, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, and (v) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for cause, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for reasons other than for cause or if he terminates his employment with the Company for good reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, (v) business expenses incurred but not yet paid, and (vi) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months. In addition, the Company will continue Mr. van der Wansem’s medical and dental payments for six months after termination and his automobile allowance for three months after termination.

If a change of control occurs and if Mr. van der Wansem’s employment is terminated for a reason other than for cause, the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) any bonus for the fiscal year of the termination, pro-rated based on the number of days during which Mr. van der Wansem was employed by the Company, (v) business expenses incurred but not yet paid and (vi) an amount equal to his annual base salary, at his then current rate of pay, paid in a single lump-sum payment. Additionally, the Company will accelerate the exercisability of any options and cancel any restrictions on any restricted stock he holds.

If Mr. van der Wansem’s employment is terminated and a change in control occurs in the following four months, the Company will pay to Mr. van der Wansem a lump sum payment reflecting his aggregate remaining severance payments that he would have been entitled to upon a termination following a change in control, as described above, and the difference between the exercise price and the closing price (on the date of the change of control) on all options held by Mr. van der Wansem that were cancelled or expired upon his termination.

Mr. van der Wansem has agreed to confidentiality provisions and to a one-year non-competition covenant, following any termination of his employment.

On February 18, 2008, John J. McCaffrey and on March 21, 2009, Peter J. Tallian (each, the “Executive”), each executed an employment agreement with the Company. These agreements provide as follows:

•

In the event that the Company terminates the Executive’s employment other than for cause, as defined in the agreement, the Company will continue to pay the Executive’s salary for up to 12 months, depending on length of service, will continue to contribute to the premium cost of the Executive’s medical and dental coverage during this period, and will pay a pro-rata portion of the Executive’s bonus for the year of termination.

•

In the event that within one year of a change in control the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment for good reason, as defined in the agreement, the Company will make a lump-sum payment to the Executive equal to a maximum of 12 months of the Executive’s base salary and a pro-rata bonus.

•

If a change of control occurs, and (i) the Executive remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates the Executive’s employment other than for cause before six months thereafter, the Company will provide the Executive with either (A) a cash payment equal to the value of 7,000 shares of the Company’s Common Stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 7,000 shares of the Company’s Common Stock.

•	Each Executive also agrees to comply with certain confidentiality, standstill and non-solicit covenants following a termination of employment.

Estimated Payments upon Severance or Change-in-Control

Upon certain types of termination of employment not related to a change in control of the Company, severance benefits may be paid to the Named Executive Officers. Similarly, the Named Executive Officers may be entitled to change-in-control severance payments. The specific severance payments for each of the Named Executive Officers are discussed above in the portion of this proxy titled “Employment Contracts.”

Directors’ Compensation

The table below shows the compensation for services provided in all capacities by the Company’s directors for the year ended December 31, 2010.

DIRECTOR COMPENSATION FOR 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total
Joseph F. Wrinn	$12,750	$15,579	$28,329
John E. Beard	$13,250	$15,579	$28,829
G. Mead Wyman	$14,500	$15,579	$30,079
J. Samuel Parkhill	$14,000	$15,579	$30,079
Bertrand Loy	$7,000	$14,533	$21,533

(1)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010, for a discussion of the assumptions used under FASB ASC Topic 718 (formerly SFAS 123R) to value equity based compensation.
(2)	Options outstanding for each director at December 31, 2010, were as follows: 25,866 shares for Mr. Wrinn, 25,866 shares for Mr. Beard, 26,614 shares for Mr. Wyman, 29,866 shares for Mr. Parkhill, and 5,004 shares for Mr. Loy.

On April 1, 2010, Messrs. Wrinn, Beard, Wyman and Parkhill each received an option to purchase 1,256 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($5.97 per share) under the Company’s 1998 Stock Option plan for Non-Employee Directors (the “1998 Plan”). These options become exercisable one year from date of grant, and expire five years from the date of grant.

On May 21, 2010, Messrs. Wrinn, Beard, Wyman and Parkhill each received an option to purchase 3,000 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($5.38 per share) under the Company’s 1998 Plan. These options become exercisable with respect to one-fourth of the shares on each of the first, second, third and fourth anniversary of the date of grant, and expire seven years from the date of grant.

On June 7, 2010, Mr. Loy received an option to purchase 4,000 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($5.06 per share). Of these options, 2,735 shares were under the Company’s 1998 Plan and 1,265 shares under the Company’s 2003 Plan. These options become exercisable with respect to one-fourth of the shares on each of the first, second, third and fourth anniversary of the date of grant, and expire seven years from the date of grant.

On October 1, 2010, Messrs. Wrinn, Beard, Wyman, Parkhill and Loy each received an option to purchase 1,004 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($7.47 per share) under the Company’s 1998 Plan. These options become exercisable one year from the date of grant, and expire five years from the date of grant.

The Company’s compensation for 2010 for non-employee directors was as follows:

•	New directors receive 4,000 stock options upon appointment to the Board. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

The annual retainer is $15,000, which, at the option of the individual director, can be paid either in cash or one half in cash and the other half in options. The formula for options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the closing price of the Common Stock on the date of the award. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•	Directors serving as chairman of Board committees receive an extra payment in cash as follows:

•	Chair of the Audit Committee receives $2,500 per year

•	Chair of the Compensation Committee receives $1,000 per year

•	Chair of the Governance and Nominating Committee receives $500 per year

•	Directors each receive an annual grant of 3,000 stock options. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

Attendance at Board meetings and committee meetings (if separate from a Board meeting) is compensated at the rate of $1,000 and $500 per meeting, respectively; participation by substantive conference call will be compensated at the rate of $500 and $250 per call, respectively.

Going forward, all stock options to directors will be granted under the Company’s 2003 Plan.

Equity Compensation Plan Benefit Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,277,264	$6.56	401,580	(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,277,264	$6.56	401,580

(1)	Includes 110,193 shares available under the Company’s employee stock purchase plan.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2003 EQUITY INCENTIVE PLAN TO INCREASE BY 600,000 SHARES THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Introduction

On February 28, 2011, our Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 2003 Equity Incentive Plan (the “2003 Plan”) that would increase by 600,000 shares the total number of shares of Common Stock authorized for issuance under the plan.

As of March 28, 2011, an aggregate of 291,387 shares of Common Stock remained available for future grants under the 2003 Plan. The purpose of the 2003 Plan is to advance the interests of the Company and its affiliated corporations by providing for the grant to participants of stock-based and other incentive Awards (“Awards”), all as more fully described below. The Board of Directors believes that the number of shares that remain available for issuance under the 2003 Plan is insufficient to continue to fulfill the purpose of the 2003 Plan and, accordingly, the number of shares of Common Stock should be increased by 600,000 shares. Beginning in 2011, the Company will no longer make Awards to independent directors under the separate 1998 Plan for Non-Employee Directors but will instead make all director Awards from the 2003 Plan.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the amendment to the 2003 Plan is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends a vote FOR the approval of the amendment to the 2003 Plan.

Summary of the 2003 Plan, As Amended

The following description is only a summary of the material features of the 2003 Plan and does not describe all of the provisions that may be important to you. We urge you to review the full text of the 2003 Plan, which is included as Appendix A to this proxy statement. Other than an increase in the number of shares authorized for issuance, there are no changes to the 2003 Plan.

Introduction. The 2003 Plan will terminate when there are no remaining shares available for Awards. The maximum number of shares of Common Stock that may be delivered in satisfaction of Awards under the 2003 Plan will be the sum of 1,150,000 plus the number of shares of Common Stock underlying Awards granted under the Company’s 1993 Equity Incentive Plan that are forfeited on or after the effective date of the 2003 Plan. As of the date of March 28, 2011, there were outstanding options covering 1,111,314 shares of Common Stock, which equals approximately 11.8% of our total shares of Common Stock outstanding.

The maximum aggregate number of incentive stock options, or “ISOs”, that may be granted under the 2003 Plan is 1,450,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to stock appreciation rights, or “SARs”, granted to any person in any calendar year will each be 300,000. The maximum benefit that will be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 300,000 shares, and, to the extent paid in cash, $300,000. The maximum aggregate number of shares of Common Stock for which Awards of restricted and unrestricted stock may be granted under the 2003 Plan will be 100,000 shares of Common Stock. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards, any exercise prices relating to Awards and any other provisions of Awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the

Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2003 Plan and to preserve the value of Awards.

Administration. The Compensation Committee or the Board of Directors administers the 2003 Plan. The term “Administrator” is used in this proxy statement to refer to the Committee or any other person the Board of Directors may charge with administering the 2003 Plan. The Administrator has full authority to determine who will receive Awards and to determine the types of Awards to be granted as well as the amounts, terms, and conditions of any Awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, deferred stock or performance Awards. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2003 Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the 2003 Plan are conclusive and bind all parties.

Eligibility . Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to the success of the Company and its affiliated corporations and who are selected by the Administrator to receive an Award. The group of persons from which the Administrator will select participants consists of approximately 100 individuals.

Stock Options. The Administrator may from time to time Award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Common Stock of the Company within a specified period of time at a specified price. Two types of stock options may be granted under the 2003 Plan: ISOs, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”. Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an ISO cannot be less than the fair market value of the common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined in the discretion of the Administrator, although to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Administrator grants all NSOs with an exercise price no less than fair market value of the common stock at the time of grant. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.

The closing price of the Company’s Common Stock as reported on the NASDAQ National Market on March 28, 2011 was $10.82 per share.

Stock Appreciation Rights . The Administrator may grant SARs under the 2003 Plan. A SAR entitles the holder upon exercise to receive an amount in cash or Common Stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of Common Stock.

Stock Awards; Deferred Stock. The 2003 Plan provides for Awards of nontransferable shares of restricted Common Stock, as well as unrestricted shares of Common Stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, Awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an Award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends. Other Awards under the 2003 Plan may also be settled with restricted stock. The 2003 Plan also provides for deferred grants (“deferred stock”) entitling the recipient to receive shares of Common Stock in the future on such conditions as the Administrator may specify.

Performance Awards . The Administrator may also make Awards subject to the satisfaction of specified performance criteria. Performance Awards may consist of Common Stock or cash or a combination of the two.

The performance criteria used in connection with a particular performance Award will be determined by the Administrator. In the case of performance Awards intended to qualify for exemption under Section 162(m) of the Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance Award have been met.

General Provisions Applicable to All Awards. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable Awards requiring exercise may be exercised only by the recipient. Shares delivered under the 2003 Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Mergers and Similar Transactions. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of the Company’s assets or a dissolution or liquidation of the Company, the following rules will apply except as otherwise provided in an Award:

•

If there is no assumption or substitution of stock options, existing stock options will become fully exercisable prior to the completion of the transaction on a basis that gives the holder of the stock option a reasonable opportunity to exercise the stock option and participate in the transaction as a stockholder.

•	Existing stock options, unless assumed, will terminate upon completion of the transaction.

•

Awards of deferred stock will be accelerated by the Administrator so that the stock is delivered prior to the completion of the transaction on a basis that gives the holder of the Award a reasonable opportunity following issuance of the stock to participate as a stockholder in the transaction.

•

If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume outstanding Awards or grant substitute Awards. In the case of shares of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to restrictions determined by the Administrator.

Option Exchange. Under the terms of the 2003 Plan, upon approval by the Company’s shareholders, the Administrator may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding stock options could, at the election of the participant holding such stock option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of stock options with a lower exercise price.

Amendment. The Administrator may at any time or times further amend the 2003 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2003 Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award without the Participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

New Plan Benefits

The future benefits or amounts that would be received under the 2003 Plan by executive officers, non-executive directors and non-executive officer employees as a result of the increase in the shares are discretionary and are therefore not determinable at this time. At the 2011 Annual Meeting, each of our five independent directors will receive an option for 3,000 shares.

Federal Tax Effects

The following discussion summarizes the material U.S. federal income tax consequences to the Company and optionees of the issuance and receipt of options under the 2003 Plan. The summary assumes that all options are exempt from the rules under Section 409A of the Code regarding nonqualified deferred compensation and is based on the federal tax laws in effect as of the date of this proxy statement. Changes to such laws, or administrative or judicial interpretations of them, could alter the tax consequences described below. Additionally, the summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2003 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. The Company will not be entitled to a deduction as a result of the grant or exercise of an ISO.

With certain exceptions, a disposition of shares received pursuant to the exercise of an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, an optionee realizes no taxable income upon the grant of a NSO but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares received upon exercise over the exercise price; a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR

THE AMENDMENT OF THE COMPANY’S 2003 EQUITY INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER.

Beneficial Ownership of Shares

The following table sets forth certain information regarding beneficial ownership as of March 28, 2011 of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) by each of the Company’s directors, (iii) by each Named Executive Officer of the Company listed above in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person is 23 Esquire Road, North Billerica, Massachusetts 01862.

	Common Stock Beneficially Owned (1)
Directors and Executive Officers	Number of Shares	Percent of Class
Paul J. van der Wansem (2)	1,908,244	19.8%
Joseph F. Wrinn (3)	36,997	*
John E. Beard (3)(5)	44,211	*
G. Mead Wyman (3)	27,285	*
J. Samuel Parkhill (3)	36,785	*
Bertrand Loy	0
Peter J. Tallian (3)	10,249	*
John J. McCaffrey (3)	38,333	*
All directors and executive officers as a group (11 persons) (4)	2,190,977	22.8%

5% Beneficial Owners
Austin W. Marxe & David M. Greenhouse (6) 527 Madison Avenue, Suite 2600 New York, New York 10022	1,216,367	13.1%

T. Rowe Price Associates, Inc. (7) 100 E. Pratt Street Baltimore, MD 21202	932,370	10.0%

Royce & Associates, LLC (8) 745 Fifth Avenue New York, NY 10151	900,955	9.7%

Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	661,540	7.1%

*	Less than one percent
(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.
(2)	Includes: (i) 65,344 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem’s family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 265,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 75,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; (iv) 60,250 shares held by a charitable foundation, of which Mr. van der Wansem is a trustee and in which he shares voting and investment power, of which Mr. van der Wansem disclaims beneficial ownership; and (v) 261,250 shares represented by options exercisable by Mr. van der Wansem within 60 days of March 28, 2011.
(3)	Includes 20,362 shares for Mr. Wrinn, 20,362 shares for Mr. Beard, 21,110 shares for Mr. Wyman, 24,362 shares for Mr. Parkhill, 9,000 shares for Mr. Tallian, and 32,333 shares for Mr. McCaffrey represented by options exercisable within 60 days of March 28, 2011.

(4)	Includes 441,247 shares represented by options exercisable within 60 days of March 28, 2011.
(5)	Mr. Beard is the direct owner of 18,849 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.
(6)	Information as to share ownership is as of December 31, 2010 and is based on a Schedule 13G/A filed with the SEC on February 11, 2011. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., (“AWM”), the general partner of Special Situations Fund III QP, L.P., (“SSFQP”). AWM serves as the investment adviser to SSFQP. The principal business of each fund is to invest in equity and equity-related securities and other securities of any kind or nature. Messrs. Marxe and Greenhouse beneficially own a total of 1,216,367 shares of Common Stock. This amount includes 1,216,367 shares of Common Stock owned by SSFQP. Messrs. Marxe and Greenhouse have shared voting power covering 1,216,367 shares of the Company’s Common Stock and shared dispositive power covering 1,216,367 shares of the Company’s Common Stock.
(7)	Information as to share ownership is as of December 31, 2010 and is based on a Schedule 13G/A filed with the SEC on February 10, 2011. T. Rowe Price Associates, Inc. has sole voting power covering 164,070 shares of the Company’s Common Stock and sole dispositive power covering 932,370 shares of the Company’s Common Stock. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power covering 760,000 shares of the Company’s Common Stock.
(8)	Information as to share ownership is as of December 31, 2010 and is based on a Schedule 13G/A filed with the SEC on January 11, 2011. Royce & Associates, LLC has sole voting power and sole dispositive power over 900,955 shares of the Company’s Common Stock.
(9)	Information as to share ownership is as of December 31, 2010 and is based on a Schedule 13G filed with the SEC on February 11, 2011. Ameriprise Financial, Inc. has shared voting power covering 416,677 shares of the Company’s Common Stock, and shared dispositive power covering 661,540 shares of the Company’s Common Stock. Within Ameriprise Financial, Inc., voting power is allocated to the following entities: Ameriprise Financial, Inc. has shared voting power covering 416,677 shares of the Company’s Common Stock and shared dispositive power covering 661,540 shares of the Company’s Common Stock. Columbia Management Advisors, LLC has shared voting power covering 416,677 shares of the Company’s Common Stock, and shared dispositive power covering 661,540 shares of the Company’s Common Stock.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2011, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of KPMG LLP, which served as the Company’s independent registered public accounting firm in 2010, is expected to be present at the 2011 Annual Meeting, and available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2011.

ADDITIONAL INFORMATION

Principal Accounting Fees and Services

The following table describes the fees that KPMG LLP (“KPMG”) billed to the Company for the years ended December 31, 2010 and December 31, 2009.

	Audit Fees		Audit- Related Fees	Tax Fees (3)	All Other Fees	Total Fees
2010	$456,665	(1)	$—	$35,000	$—	$491,665
2009	$573,320	(2)	$—	$51,000	$—	$624,320

(1)	Services provided relating to the audit of the Company’s consolidated financial statements
(2)	Services provided relating to the audit of the Company’s consolidated financial statements and internal control over financial reporting.
(3)	Services provided to file federal and state tax returns, along with routine tax advice.

The Audit Committee pre-approves the amount and scope of all services provided by KPMG. The Audit Committee approved 100% of the services listed in the table above.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheets as of December 31, 2010, and December 31, 2009, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accountants for the years ended December 31, 2010, 2009 and 2008, the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has also reviewed with KPMG independence as required by the Public Company Accounting Oversight Board concerning the matters that may affect the accountant’s independence. The Audit Committee received from KPMG the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG the matters disclosed in this letter and their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the years ended December 31, 2010 and 2009 be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Audit Committee

G. Mead Wyman, Chairman

Joseph F. Wrinn

J. Samuel Parkhill

Bertrand Loy

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and any persons holding more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission reports regarding their holdings of and transactions in the Common Stock of the Company. The Company believes that, during 2010, its directors and officers satisfied all of these filing requirements in a timely manner.

In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission and the Company.

Stockholder Proposals

Proposals to be included in the proxy statement. Under the Securities and Exchange Commission rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2012 Annual Meeting of Stockholders, the proposal must be received by us, attention: Chairman of the Board, at our principal executive offices by December 13, 2011. Proposals should follow the procedures required by SEC Rule 14a-8.

Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Chairman of the Board not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2012 annual meeting must deliver a written notice (containing the information specified in our bylaws) between January 21, 2012 and February 21, 2012.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: BTU International Inc., 23 Esquire Road, North Billerica, Massachusetts 01862, Attention: Peter Tallian, (978) 667-4111. If you would like to receive separate copies of a proxy statement or an annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Business

The Board knows of no business that will come before the Meeting, except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

Proxy Solicitation Process

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

APPENDIX A

BTU INTERNATIONAL, INC.

2003 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the capitalized terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan will be the sum of (i) 1,750,000 and (ii) that number of shares of Stock underlying Awards granted pursuant to the Company’s 1993 Equity Incentive Plan that are forfeited or cancelled in whole or in part on or after the date of stockholder approval of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock for which Awards of ISOs may be granted under the Plan exceed 1,450,000.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits and Other Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 300,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 300,000 shares, and, to the extent paid in cash, $300,000. The foregoing provisions will be construed to be consistent with Section 162(m) of the Code.

The maximum aggregate number of shares of Stock for which Awards of Restricted and Unrestricted Stock may be granted under the Plan will be 100,000 shares of Stock, provided that the foregoing limitation excludes any shares of Unrestricted Stock that may be required to be delivered by the Company to its former president and chief executive officer pursuant to Section 4(c)(i)(B) of that certain Letter Agreement dated February 7, 2003.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates.

Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) ALL AWARDS

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

(2) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(3) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(4) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(5) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(7) Section 162(m). This Section 6(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant. In the case of any Performance Award to which this Section 6(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 6(a)(7) applies may be granted after the first meeting of the stockholders of the Company held in 2008 until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(8) Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Administrator may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the Participant holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, provided that such option exchange offer is commenced within twelve months of the date of such shareholder approval.

(b) AWARDS REQUIRING EXERCISE

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, and in all events in the case of a Stock Option (other than a Performance Award subject to Section 6(a)(7)) intended to qualify as an ISO or as performance-based for purposes of Section 162(m), the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award, determined as of the date of grant.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (a) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (b) through a broker-assisted exercise program acceptable to the Administrator, or (c) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) ISOs. No ISO may be granted under the Plan after the ten year anniversary of the date of approval of the Plan by the Board, but ISOs previously granted may extend beyond that date.

(c) AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) MERGERS, ETC.

Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new Awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

EXHIBIT A

DEFINITION OF TERMS

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee. The Board may also delegate to one or more officers of the Company the authority to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Performance Awards.

(viii) Grants of cash made in connection with other Awards in order to help defray in whole or in part the cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board.

“Company”: BTU International, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The BTU International, Inc. 2003 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $0.01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

BTU International, Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Daylight Time, on May 20, 2011.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/BTUI
• Follow the steps outlined on the secured website.
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.									+
1. To elect the following (6) Directors:

		For	Withhold		For	Withhold		For	Withhold
	01 - Paul J. van der Wansem	☐	☐	02 - G. Mead Wyman	☐	☐	03 -J. Samuel Parkhill	☐	☐
	04 - John E. Beard	☐	☐	05 - Joseph F. Wrinn	☐	☐	06 - Bertrand Loy	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To act upon the proposal to amend the 2003 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.	☐	☐	☐	3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — BTU International, Inc.

ANNUAL MEETING

MAY 20, 2011

The undersigned hereby constitutes and appoints Paul J. van der Wansem and Peter J. Tallian, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 20, 2011 at 10:0 0 a.m., and at any postponements or adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all proposals and in the discretion of the named proxies as to any other matter that may come before this meeting or any postponement or adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE